As filed with the Securities and Exchange Commission on May 13, 2005.

Registration No. 333-86822

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SPHERIX INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	52-0849320
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland	20705
(Address of Registrant’s Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED
1997 STOCK OPTION PLAN

(Full title of the plan)

Name, address and telephone	Please send copies
number of agent for service:	of all communications to:

Richard C. Levin	James E. Baker, Jr., Esq.
President and	Baxter, Baker, Sidle, Conn & Jones, P.A.
Chief Executive Officer	120 E. Baltimore Street, Suite 2100
Spherix Incorporated	Baltimore, Maryland 21202-1643
12051 Indian Creek Court	(410) 385-8122
Beltsville, Maryland 20705
(301) 419-3900

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock, par value $.005 per share	1,000,000 shares	N/A	N/A	N/A

(1)                                  Registrant has previously filed with the Securities and Exchange Commission Registration Statements on Form S-8 for these 1,000,000 shares, issuable under the Registrant’s 1997 Stock Option Plan, via filings on October 23, 1998 and April 24, 2002 and paid the required registration fee with these filings.  This filing relates to an amendment and restatement to the 1997 Stock Option Plan which does not add any additional shares, thus no additional fee is required.

PART II.                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

The contents of the Registration Statement on Form S-8, previously filed by Spherix Incorporated, a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission on October 23, 1998, as amended by Registrant’s Registration Statement on Form S-8, previously filed with the Securities and Exchange Commission on April 24, 2002, are hereby incorporated by reference.  These Registration Statements register a total of 1,000,000 shares of the Registrant’s Common Stock under the Registrant’s 1997 Stock Option Plan.

The board of directors and the stockholders of the Registrant have amended and restated the Registrant’s 1997 Stock Option Plan.  The plan, as amended and restated, is attached as Attachment A to the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2005, and is hereby incorporated by reference.

As set forth in greater detail in the Proxy Statement filed on April 4, 2005, the Amended and Restated 1997 Stock Option Plan effects three principal changes to the original plan:

(1)                                  The Amended and Restated 1997 Stock Option Plan authorizes the issuance of shares of Common Stock (including but not limited to shares of restricted Common Stock) to supplement the authority to issue stock options included in the original plan.

(2)                                  The Amended and Restated 1997 Stock Option Plan authorizes the issuance of stock awards to non-employee members of the board of directors of the Registrant, to supplement the authority to issue stock awards to employees included in the original plan.

(3)                                  The Amended and Restated 1997 Stock Option Plan extends the term of the plan through December 31, 2010.

Item 8.    Exhibits

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beltsville, State of Maryland, on May 12, 2005.

SPHERIX INCORPORATED

By:	/s/ Richard C. Levin
Richard C. Levin,
President and Chief Executive Officer
and Director

By:	/s/ Richard C. Levin
Richard C. Levin,
Chief Financial Officer

By:	/s/ Robert L. Clayton
Robert L. Clayton,
Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gilbert V. Levin	Director	May 12, 2005
Gilbert V. Levin

/s/ M. Karen Levin	Director	May 12, 2005
M. Karen Levin

/s/ Douglas T. Brown	Director	May 12, 2005
Douglas T. Brown

/s/ A. Paul Cox, Jr.	Director	May 12, 2005
A. Paul Cox, Jr.

/s/ George C. Creel	Director	May 12, 2005
George C. Creel

/s/ Robert J. Vander Zanden	Director	May 12, 2005
Robert J. Vander Zanden

/s/ Richard C. Levin	Director	May 12, 2005
Richard C. Levin

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Amended and Restated 1997 Stock Option Plan (incorporated by reference from the Registrant’s Annual Proxy Statement for its May 12, 2005 Annual Meeting)